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                                                                  Exhibit (a)(2)


                              LETTER OF TRANSMITTAL
              PURSUANT TO THE OFFER TO EXCHANGE DATED JUNE 1, 2001

          TO TENDER CERTAIN OPTIONS TO PURCHASE SHARES OF COMMON STOCK
                  HAVING AN EXERCISE PRICE EQUAL TO OR GREATER
              THAN $22.25 PER SHARE FOR SHARES OF RESTRICTED STOCK

                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
          12:00 MIDNIGHT, EASTERN TIME, ON FRIDAY NIGHT, JUNE 29, 2001,
                          UNLESS THE OFFER IS EXTENDED.

To:     ArvinMeritor, Inc.
        Attention: Robert Slone, Vice President,
                   Compensation and Benefits
        2135 West Maple Road
        Troy, Michigan  48084
        (telephone:  (248) 435-1000)
        (facsimile:  (248) 435-1410)

                DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

To ArvinMeritor, Inc.:

                Upon the terms and subject to the conditions set forth in the Offer to Exchange dated June 1, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitute the "Offer"), I, the undersigned, hereby tender to ArvinMeritor, Inc., an Indiana corporation (the "Company"), options to purchase shares of common stock, par value $1 per share, of the Company (the "Common Stock") having an exercise price equal to or greater than $22.25 per share (other than any such options granted in June 1991) ("Eligible Options") as indicated in the table on page 6 of this Letter (the "Election Table"), in exchange for restricted shares of Common Stock of the Company ("Restricted Stock"). IN ORDER TO TENDER ELIGIBLE OPTIONS YOU MUST COMPLETE THE ELECTION TABLE ON PAGE 6 OF THIS LETTER IN ACCORDANCE WITH THE INSTRUCTIONS TO THE ELECTION TABLE. The Eligible Options tendered hereby are outstanding under one or more of the ArvinMeritor, Inc. 1997 Long-Term Incentives Plan (formerly the Meritor Automotive, Inc. 1997 Long-Term Incentives Plan), the ArvinMeritor, Inc. Employee Stock Benefit Plan (formerly the Arvin Industries, Inc. Employee Stock Benefit Plan), the ArvinMeritor, Inc. 1998 Stock Benefit Plan (formerly the Arvin Industries, Inc. 1998 Stock Benefit Plan) and the ArvinMeritor, Inc. 1988 Stock Benefit Plan (formerly the Arvin Industries, Inc. 1988 Stock Benefit Plan) (together, the "Plans"). All shares of Restricted Stock issued in exchange for Eligible Options will be issued under one or more of the Plans and will be subject to the terms and conditions set forth in the Plans and a restricted stock agreement between the Company and me.



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                Subject to the terms and conditions of the Offer, for the
Eligible Options tendered hereby and accepted for exchange by the Company, I will receive shares of Restricted Stock having an aggregate fair market value (based upon a price of $15.31 per share) equal to approximately 90%, in the case of Eligible Options with a remaining term of less than seven years as of June 1, 2001, and 75%, in the case of Eligible Options with a remaining term of seven years or more as of June 1, 2000, of the present value of the tendered Eligible Options as of May 25, 2001, as indicated in the Election Table.

                I have indicated in the Election Table which grants of Eligible Options I have elected to tender. For each grant of Eligible Options I am tendering, I understand that I am tendering all Eligible Options in that grant (to the extent outstanding), and that the Company will not accept a tender of less than all of my outstanding Eligible Options in any grant.

                Subject to, and effective upon, the Company's acceptance for exchange of the Eligible Options tendered hereby in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the Eligible Options that I am tendering hereby, and I hereby agree that I shall have no further right or entitlement to purchase any shares of Common Stock under the tendered Eligible Options which are accepted by the Company for exchange and cancelled or any other rights or entitlements under those cancelled Eligible Options. I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter is an amendment to the option agreement or agreements to which the Eligible Options I am tendering hereby are subject.

                I hereby represent and warrant that I have full power and authority to tender the Eligible Options tendered hereby and that, when and to the extent such Eligible Options are accepted for exchange by the Company, such Eligible Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such Eligible Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Eligible Options I am tendering hereby.

                All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

                By execution hereof, I understand that tenders of Eligible Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of Eligible Options tendered pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.



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                In addition, I acknowledge that (1) the Restricted Stock will not actually be issued until I execute and return to the Company the restricted stock agreement which will be forwarded to me after the Expiration Date (defined below), which restricted stock agreement will set forth the forfeiture provisions and transfer restrictions that will govern the Restricted Stock and
(2) certificates for the issued Restricted Stock will be held in the custody of the Company, or the Restricted Stock will be held in book-entry form subject to the Company's instructions, while the Restricted Stock remains unvested and subject to forfeiture. I understand and agree that when the Restricted Stock subsequently vests in accordance with the terms of the restricted stock agreement, the Company will deliver to me my interest in the Restricted Stock. I understand and agree that the Company will have the right, in connection with the delivery of the Restricted Stock, (i) to deduct from any payment otherwise due by the Company to me an amount equal to any taxes required to be withheld by law with respect to such delivery, (ii) to require me to pay to the Company an amount sufficient to provide for any such taxes so required to be withheld or
(iii) to sell such number of shares of Restricted Stock as may be necessary so that the net proceeds of such sale shall be an amount sufficient to provide for any such taxes so required to be withheld. I also acknowledge that in order to become entitled to receive my interest in the Restricted Stock, I must remain an employee of the Company or one of its subsidiaries through the date the Restricted Stock vests.

                The person whose name and social security number appear below is the person to whom the Eligible Options were granted. Subject to the terms and conditions of the Offer, I understand that I may tender all, some or none of my Eligible Options (however I may not tender some but less than all of the outstanding Eligible Options in any grant). I understand that I am not required to tender any of the Eligible Options in the Offer. I also understand that all of the Eligible Options properly tendered prior to the Expiration Date (as defined in the following sentence) and not properly withdrawn will be exchanged for shares of Restricted Stock, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange. The term "Expiration Date" means 12:00 midnight, Eastern Time, on Friday night, June 29, 2001, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term Expiration Date refers to the latest time and date at which the Offer, as so extended, expires.

                I recognize that, as set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Eligible Options tendered for exchange. In any such event, I understand that the Eligible Options tendered hereby but not accepted for exchange will remain outstanding.

                THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF ELIGIBLE OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

                All capitalized terms used in this Letter but not defined shall have the meanings ascribed to them in the Offer to Exchange.



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                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

                1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter (or a facsimile thereof), including the Election Table on page 6, and any other documents required by this Letter, must be received by the Company at its address or at its facsimile number set forth on the front cover of this Letter on or before the Expiration Date.

                THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. THE COMPANY WILL NOT ACCEPT DELIVERY BY E-MAIL.

                Tenders of Eligible Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered Eligible Options at any time until the extended expiration of the Offer. In addition, unless the Company accepts your tendered Eligible Options before 12:00 midnight, Eastern Time, on July 27, 2001, you may withdraw your tendered Eligible Options at any time after July 27, 2001 until they are accepted for exchange. To withdraw tendered Eligible Options you must deliver a notice of withdrawal, with the required information, to the Company while you still have the right to withdraw the tendered Eligible Options. Withdrawals may not be rescinded and any Eligible Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Eligible Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

                The Company will not accept any alternative, conditional or contingent tenders. All tendering holders of Eligible Options, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

                2. Tenders. IF YOU INTEND TO TENDER ELIGIBLE OPTIONS PURSUANT TO THE OFFER, YOU MUST COMPLETE THE ELECTION TABLE ON PAGE 6 OF THIS LETTER IN ACCORDANCE WITH THE INSTRUCTIONS TO THE ELECTION TABLE. You may tender all, some or none of your Eligible Options, however you may not tender some but less than all of the outstanding Eligible Options in any grant.

                3. Signatures on This Letter of Transmittal. If this Letter is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Eligible Options are subject without alteration, enlargement or any change whatsoever.

                If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such



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person should so indicate when signing, and proper evidence satisfactory to the
Company of the authority of such person so to act must be submitted with this Letter.

                4. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Robert Slone, Vice President, Compensation and Benefits, at (248) 435-1210 or Bonnie Wilkinson, Assistant General Counsel, at (248) 435-0762, or at the address given on the front cover of this Letter. Copies will be furnished promptly at the Company's expense.

                5. Irregularities. The Company will determine, in its discretion, all questions as to the form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any tender of Eligible Options, and all questions as to the number of shares subject to Eligible Options or issued as Restricted Stock. Our determination of these matters will be final and binding on all parties. The Company reserves the right to reject any or all tenders of Eligible Options the Company determines do not comply with the conditions of the Offer, not to be in proper form or the acceptance of which to be unlawful. The Company also reserves the right to waive any of the conditions of the Offer or any defect or irregularity in the tender with respect to any particular Eligible Options or any particular option holder, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Eligible Options will be deemed to be properly made until all defects and irregularities have been cured by the tendering option holder or waived by us. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

IMPORTANT: THIS LETTER (OR A FACSIMILE COPY HEREOF), INCLUDING THE ELECTION TABLE ON PAGE 6, TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO THE EXPIRATION DATE.

                6. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.



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                         ELECTION AS TO ELIGIBLE OPTIONS

                The table set forth below lists on a separate line each grant of Eligible Options you hold. For each grant, the table sets forth the grant date, the exercise price per share, the total number of shares of Common Stock subject to the Eligible Options, the aggregate adjusted value of the Eligible Options and the number of shares of Restricted Stock to be delivered in exchange for the Eligible Options if they are tendered and accepted for exchange by the Company.

                For each grant of Eligible Options, please indicate in the last column of the table whether or not you elect to tender the Eligible Options pursuant to the Offer. Please write "YES" for each grant of Eligible Options you elect to tender pursuant to the Offer and "NO" for each grant of Eligible Options you elect not to tender pursuant to the Offer. IF THE LAST COLUMN IS LEFT BLANK WITH RESPECT TO ANY GRANT OF ELIGIBLE OPTIONS, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO TENDER THAT GRANT. You may tender all, some or none of your Eligible Options, however you may not tender some but less than all of the outstanding Eligible Options in any grant.



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                                Total Number
                    Exercise      of Shares                            Number of        "YES", Tender/
 Grant Date of       Price       Subject to      Adjusted Value        Shares of         "NO", Do Not
    Option         of Option       Option         of Option(1)     Restricted Stock(2)      Tender
    ------         ---------       ------         -----------      ------------------       ------
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

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


(1) Represents 90%, in the case of Eligible Options with a remaining term of less than seven years as of June 1, 2001, and 75%, in the case of Eligible Options with a remaining term of seven years or more as of June 1, 2001, of the present value of the Eligible Option as of May 25, 2001, which present value was calculated using the Black-Scholes option pricing model.

(2) Based upon a price per share of Common Stock of $15.31, which is the average of the daily closing prices per share of Common Stock as reported on the NYSE Composite Transactions reporting system for the 22 NYSE trading days ending on May 25, 2001.



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                I have read, understand and agree to all of the terms and
conditions of the Offer.

                             HOLDER PLEASE SIGN HERE

                           (See Instructions 1 and 3)

                You must complete and sign the following exactly as your name appears in the option agreement or agreements evidencing the Eligible Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

                               SIGNATURE OF OWNER



X
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                  (Signature of Holder or Authorized Signatory)

Date:                            , 2001
      ---------------------------


Name:
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                                 (Please Print)

Capacity:
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Address:
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                            (Please include ZIP code)

Telephone No. (with area code):
                               -------------------------------------------------

Tax ID/ Social Security No.:
                            ----------------------------------------------------



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